United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 22, 2025

Date of Report (Date of earliest event reported)

DT Cloud Star Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42167	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Office 51, 10 Fl, 31 Hudson Yards New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 865-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.0001 par value per share, and one Right	DTSQU	The Nasdaq Stock Market LLC
Ordinary Shares	DTSQ	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-ninth (1/9) of one Ordinary Share	DTSQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to the Investment Management Trust Agreement

As approved by its shareholders at the annual meeting of shareholders held on October 22, 2025 (the “Annual Meeting”), DT Cloud Star Acquisition Corporation (“DT Cloud Star”) entered into an amendment to the Investment Management Trust Agreement, with Wilmington Trust National Association, a national banking association, as trustee (the “Trust Amendment”) dated as of October 22, 2025. Pursuant to the Trust Amendment, DT Cloud Star has the right to extend the time for DT Cloud Star to complete its business combination (the “Business Combination Period”) under the Trust Agreement for a period of nine months from October 26, 2025 to October 26, 2026, by depositing into the Trust Account $75,000 for all remaining public shares (the “Extension Payment”) for each one-month extension. The foregoing description of the Trust Amendment is qualified in its entirety by reference to the full text of the Trust Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Promissory Note

On October 23, 2025, the Company issued an unsecured promissory note in the aggregate principal amount of $75,000 (the “Note”) to DT Cloud Star Management Limited, the Company’s initial public offering sponsor (“Sponsor”) in exchange for Sponsor depositing such amount into the Company’s trust account in order to extend the amount of time it has available to complete a business combination. The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The third amended and restated memorandum and articles of association (the “M&AA”) was approved by the shareholders of the Company at the Annual Meeting on October 22, 2025.

The foregoing description of DT Cloud Star’s M&AA is qualified in its entirety by reference to the full text of DT Cloud Star’s M&AA, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 22, 2025, DT Cloud Star held the previously adjourned Annual Meeting. On September 15, 2025, the record date for the Annual Meeting, there were 8,900,900 ordinary shares of DT Cloud Star entitled to vote at the Annual Meeting, of which 8,025,887, or approximately 90.17% of the total outstanding ordinary shares of DT Cloud Star, were represented in person or by proxy; therefore, a quorum was present.

1. Election of Directors

At the Annual Meeting, all of the following five nominees were elected to DT Cloud Star’s Board of Directors, in accordance with the voting results listed below, to serve until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Withheld	Broker Non-Vote
Sam Zheng Sun	7,057,671	968,216	0
Kenneth Lam	7,057,671	968,216	0
Shaoke Li	7,057,671	968,216	0
Longjiao Li	7,057,671	968,216	0
Chi Zhang	7,057,671	968,216	0

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2. Auditor Appointment

At the Annual Meeting, the shareholders voted to ratify the appointment of ELITE CPA P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

FOR	AGAINST	ABSTAIN
6,670,139	1,354,047	1,701

3. Trust Amendment

Shareholders approved the proposal to amend DT Cloud Star’s Investment Management Trust Agreement by and between DT Cloud Star and Wilmington Trust National Association, as trustee, dated as of July 24, 2024, giving DT Cloud Star the right to extend the Business Combination Period from October 26, 2025 to October 26, 2026 by depositing $75,000 for each one month extended. Adoption of the Trust Amendment required approval by the affirmative vote of at least 65% of the outstanding shares. The voting results were as follows:

FOR	AGAINST	ABSTAIN
5,917,850	2,106,336	1,701

4. Charter Amendment

Shareholders approved the proposal to amend DT Cloud Star’s second amended and restated memorandum and articles of association, to extend the date by which the Company must consummate a business combination to October 26, 2026, by adopting the third amended and restated memorandum and articles of association.

Adoption of the Trust Amendment required approval by the affirmative vote of the holders of at least two-thirds of the Company’s ordinary shares issued and outstanding and entitled to vote and which are present (in person or by proxy). The voting results were as follows:

FOR	AGAINST	ABSTAIN
5,917,850	2,106,336	1,701

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Annual Meeting, 5,297,491 shares were tendered for redemption.

DT Cloud Star has deposited the initial payment of $75,000 in the Trust Account, to initially extend the date by which the Company can complete an initial business combination by one month to November 26, 2025.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Memorandum and Articles of Association of DT Cloud Star
10.1	Amendment to the Investment Management Trust Agreement between DT Cloud Star and Wilmington Trust National Association dated October 22, 2025
10.2	Promissory Note dated October 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2025

DT CLOUD STAR ACQUISITION CORPORATION

By:	/s/ Sam Zheng Sun
Name:	Sam Zheng Sun
Title:	Chief Executive Officer

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